UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2021

MARTEN TRANSPORT, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
COMMON STOCK, PAR VALUE	MRTN	THE NASDAQ STOCK MARKET LLC
$.01 PER SHARE		(NASDAQ GLOBAL SELECT MARKET)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management.

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On May 4, 2021, the Board of Directors of Marten Transport, Ltd. (the “Company”) approved the appointment of Tim Kohl as its new Chief Executive Officer. Tim Kohl will succeed Randy Marten, who has served as the Company’s Chief Executive Officer since 2005. Randy Marten will serve as Executive Chairman of the Board of Directors as part of this transition. Tim Kohl will also retain his position as President.

Tim Kohl joined our Company in November 2007 and has been our President since June 2008. Prior to joining Marten Transport, Mr. Kohl served as Knight Transportation Inc.’s President from 2004 to 2007 and as its Secretary from 2000 to 2007. Mr. Kohl served as a director on Knight’s Board of Directors from 2001 to 2006, and he served as its Chief Financial Officer from 2000 to 2004. Mr. Kohl also served as Knight’s Vice President of Human Resources from 1996 through 1999. From 1999 through 2000, Mr. Kohl served as Vice President of Knight’s southeast region. Prior to his employment with Knight, Mr. Kohl was employed by Burlington Motor Carriers as a Vice President. Prior to his employment with Burlington Motor Carriers, Mr. Kohl served as a Vice President for J.B. Hunt.

Mr. Kohl has no family relationships with any of our executive officers or directors, and there have been no related party transactions between Mr. Kohl and the Company that are reportable under Item 404(a) of Regulation S-K. In connection with his appointment as Chief Executive Officer, we did not enter into any new, and did not amend any existing, compensatory arrangements, except for the change in base salary described below.

Compensatory Arrangements of Certain Officers

On May 4, 2021, our Compensation Committee approved an increase to the base salary for each of the company’s named executive officers listed below, retroactive to April 5, 2021. Effective April 5, 2021, the named executive officers will receive the following annual base salaries in the listed positions:

Name and Position as of May 4, 2021	Former Base Salary	Base Salary Effective April 5, 2021

Randolph L. Marten	$735,060	$735,060
(Executive Chairman)

Timothy M. Kohl	$543,840	$675,000
(Chief Executive Officer and President)

James J. Hinnendael	$329,703	$370,000
(Executive Vice President and Chief Financial Officer)

John H. Turner	$324,450	$350,000
(Executive Vice President of Sales and Marketing)

Compensatory Arrangements of Non-employee Directors

On May 4, 2021, our Compensation Committee also reviewed and approved the following fee schedule for non-employee directors effective as of May 1, 2021, which increases Annual Board Retainer from $34,000 to $45,000, the compensation for the Nominating/Corporate Governance Committee Chair from $6,000 to $7,500 and annual grant upon re-election to the Board by our stockholders from 1,500 to 2,500 shares of common stock, but otherwise remains unchanged from the prior fee schedule:

Annual Board Retainer	$45,000
Lead Director	15,000
Audit Committee chair	15,000
Compensation Committee chair	15,000
Nominating/Corporate Governance Committee chair	7,500

Non-employee directors also receive $1,500 for attendance at each Board meeting, $750 for each committee meeting attended and reimbursement for out-of-pocket expenses related to attending meetings.

Each non-employee director will also receive a grant of 2,500 shares of common stock in connection with re-election to the Board by the stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Marten Transport, Ltd. held its 2021 Annual Meeting of Stockholders on May 4, 2021. The final results of the stockholder vote on the business brought before the meeting are as follows:

1.    To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Our stockholders duly elected all director nominees as follows:

	For	Withheld	Broker Non-Votes
Randolph L. Marten	69,383,199	1,156,368	2,846,298
Larry B. Hagness	53,816,095	16,723,472	2,846,298
Thomas J. Winkel	66,995,017	3,544,550	2,846,298
Jerry M. Bauer	54,859,977	15,679,590	2,846,298
Robert L. Demorest	52,067,640	18,471,927	2,846,298
Ronald R. Booth	66,858,098	3,681,469	2,846,298
Kathleen P. Iverson	70,327,942	211,625	2,846,298

2.         To consider and hold a vote on an advisory resolution to approve executive compensation. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
70,077,915	369,505	92,146	2,846,298

3.         To consider a proposal to ratify the selection of Grant Thornton LLP as our independent public accountants for the year ending December 31, 2021. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
73,071,216	252,204	62,445	0

4.         To transact other business if properly brought before the Annual Meeting or any adjournment thereof. Our stockholders voted on this proposal as follows:

For	Against	Abstain	Broker Non-Votes
21,059,451	49,349,495	130,621	2,846,298

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Named Executive Officer Compensation (included herewith).
99.1	Press Release (included herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: May 10, 2021	By:	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and
Chief Financial Officer

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